Exhibit 99.1

EVERTEC REPORTS SECOND QUARTER 2015 RESULTS

REAFFIRMS ANNUAL 2015 OUTLOOK

INCREASES AND EXTENDS AUTHORIZED SHARE REPURCHASE PLAN

SAN JUAN, PUERTO RICO – August 5, 2015 — EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced results for the second quarter ended June 30, 2015.

Second Quarter 2015 Highlights

•	Total revenue grew 2% to $93.2 million, as compared to the second quarter of 2014

•	Adjusted EBITDA increased to $47.2 million, a 4% increase versus the prior year, and Adjusted EBITDA margin grew 80 basis points to 50.6%

•	Adjusted diluted earnings per share grew 7% to $0.44 as compared to $0.41 in the second quarter of 2014

•	The Board of Directors increased and extended the authorized share repurchase plan for a total of $65 million available for future use

Mac Schuessler, President and Chief Executive Officer, stated “We are pleased with our second quarter results and continue on-track with our annual expectation for 2015. With EVERTEC’s strong margins, free cash flow and balance sheet we have the flexibility for opportunistic stock repurchases, as well as investments in business development. Our focus continues to be ensuring we have the right assets and business processes in place to capitalize on EVERTEC’s significant market opportunity.”

Second Quarter 2015 Results

Revenue. Total revenue for the quarter ended June 30, 2015 was $93.2 million, an increase of 2% compared with $91.3 million in the prior year.

Merchant Acquiring net revenue was $21.2 million, an increase of 7% compared with $19.8 million in the prior year. Revenue growth in the quarter was driven by transaction growth including the benefit from an income tax amnesty established by the Puerto Rico Government to pay past due taxes during the second quarter of 2015. Merchant Acquiring revenue growth was partially offset by lower sales volumes for gas station and utilities mainly due to lower oil prices.

Payment Processing revenue was $26.8 million, an increase of 1% compared with $26.6 million in the prior year. Revenue growth in the quarter was primarily driven by an increase in transactions processed over our ATH debit network and accounts on file within our card products business. Payment Processing revenue growth was partially offset by the impact of a one-time benefit in the second quarter of 2014 of approximately $0.7 million of revenue from a Department of Education program in Puerto Rico.

Business Solutions revenue was $45.3 million, an increase of 1% compared with $44.9 million in the prior year. Business Solutions revenue growth was driven mainly by higher core banking services, offset by lower hardware and software sales.

Adjusted EBITDA. For the quarter ended June 30, 2015, Adjusted EBITDA was $47.2 million, an increase of 4% compared with $45.5 million in the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) increased 80 basis points to 50.6% compared with 49.8% in the prior year. The increase in Adjusted EBITDA margin was driven by a mix of higher revenue as well as flat expense compared to the second quarter of 2014.

Net Income. For the quarter ended June 30, 2015, GAAP Net Income was $20.2 million, or $0.26 per diluted share, compared with $18.6 million or $0.22 per diluted share in the prior year.

For the quarter ended June 30, 2015, Adjusted Net Income was $34.2 million, an increase of 6% compared with $32.2 million in the prior year. Adjusted Net Income per diluted share increased 7% to $0.44 in the second quarter of 2015 as compared with $0.41 in the prior year.

Share Repurchase

EVERTEC’s Board of Directors approved an increase and extension of the Company’s current stock repurchase program. The program was originally adopted in September 2014 for $75 million and was due to expire on September 30, 2015. The Board has increased the repurchase authorization to $100 million and extended the expiration to September 30, 2016. As of June 30, 2015, $35 million of the Company’s stock has been repurchased with a total of $65 million now available for future use. The Company may repurchase shares in the open market, through an accelerated share repurchase program or in privately negotiated transactions, subject to market conditions, business opportunities and other factors.

2015 Outlook

The Company reaffirms its financial outlook for 2015 as previously provided on the Company’s first-quarter 2015 earnings conference call:

•	Total consolidated revenue between $368 and $372 million representing growth of 2 to 3%

•	Adjusted EBITDA growth between 3 and 4% in 2015

•	Adjusted diluted earnings per share guidance of $1.68 to $1.72

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its second quarter 2015 financial results today at 5:00 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Juan José Román, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (877) 407-3982 or for international callers by dialing (201) 493-6780. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 13613929. The replay will be available until Wednesday, August 12, 2015. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is the leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The largest merchant acquirer in the Caribbean and Central America—and one of the largest in Latin America—EVERTEC serves 19 countries in the region from its base in Puerto Rico. The Company manages a system of electronic payment networks that process more than 2.1 billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH network, one of the leading personal identification number (“PIN”) debit networks in Latin America. The Company serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

About Non-GAAP Financial Measures

This earnings release presents EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share information. These supplemental measures of the Company’s performance are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of cash flows or as measures of the Company’s liquidity. We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of the Company’s performance and believe they are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry. In addition, the Company’s presentation of Adjusted EBITDA is consistent with the equivalent measurements contained in the Credit Agreement in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio. We use Adjusted Net Income to measure the Company’s overall profitability because it better reflects the Company’s cash flow generation by capturing the actual cash taxes paid rather than the Company’s tax expense as calculated under GAAP, and excludes the impact of the non-cash amortization and depreciation resulting from our 2010 merger involving an affiliate of Apollo Global management, LLC (the “Merger”). For more information regarding EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share, including a quantitative reconciliation of EBITDA, Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial performance measure, which is net income, see Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results in this earnings release.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue; our ability to renew our client contracts on terms favorable to us; the effectiveness of our risk management procedures; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that our systems may experience breakdowns or fail to prevent security breaches or fraudulent transfers; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; reduction in consumer confidence leading to decreased consumer spending; the Company’s dependence on credit card associations; regulatory limitations on our activities due to our relationship with Popular and our role as a service provider to financial institutions; changes in the regulatory environment and changes in international, legal, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; increased compliance risks associated with operating an international business; operating in countries and counterparties that put us at risk of violating U.S. sanctions laws; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; and the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Contact

Investor Contact

Alan Cohen

Executive Vice President

Head of Investor Relations

(787) 773-5442

IR@evertecinc.com

EVERTEC, Inc.

Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income

	Quarters ended June 30,		Six months ended June 30,
(Dollar amounts in thousands, except per share data)	2015	2014	2015	2014
Revenues
Merchant acquiring, net	$21,165	$19,827	$41,256	$39,118
Payment processing	26,759	26,618	53,136	51,843
Business solutions	45,317	44,888	90,181	87,805

Total revenues	93,241	91,333	184,573	178,766

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	40,665	39,051	80,460	76,919
Selling, general and administrative expenses	8,948	10,463	16,651	18,525
Depreciation and amortization	16,006	16,390	32,834	33,004

Total operating costs and expenses	65,619	65,904	129,945	128,448

Income from operations	27,622	25,429	54,628	50,318

Non-operating income (expenses)
Interest income	127	79	231	154
Interest expense	(6,210)	(6,501)	(12,411)	(13,410)
Earnings of equity method investment	84	343	199	664
Other income	764	385	1,049	2,376

Total non-operating expenses	(5,235)	(5,694)	(10,932)	(10,216)

Income before income taxes	22,387	19,735	43,696	40,102
Income tax expense	2,120	1,962	4,366	4,123

Net income	20,267	17,773	39,330	35,979
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(87)	794	802	(6,951)

Total comprehensive income	$20,180	$18,567	$40,132	$29,028

Net income per common share:
Basic	$0.26	$0.23	$0.51	$0.46
Diluted	$0.26	$0.22	$0.51	$0.45
Shares used in computing net income per common share:
Basic	77,457,322	78,410,554	77,631,339	78,393,042
Diluted	77,697,861	79,199,964	77,780,202	79,204,642

EVERTEC, Inc.

Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands, except per share data)	June 30, 2015	December 31, 2014
Assets
Current Assets:
Cash	$38,837	$32,114
Restricted cash	6,262	5,718
Accounts receivable, net	71,091	75,810
Deferred tax asset	2,323	399
Prepaid expenses and other assets	21,678	20,565

Total current assets	140,191	134,606
Investment in equity investee	12,251	11,756
Property and equipment, net	31,627	29,535
Goodwill	368,911	368,837
Other intangible assets, net	317,431	334,584
Other long-term assets	9,880	10,917

Total assets	880,291	890,235

Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	29,275	26,052
Accounts payable	19,133	22,879
Unearned income	11,734	9,825
Income tax payable	81	1,956
Current portion of long-term debt	19,000	19,000
Short-term borrowings	4,000	23,000
Deferred tax liability, net	111	1,799

Total current liabilities	83,334	104,511
Long-term debt	638,530	647,579
Long-term deferred tax liability, net	19,255	15,674
Other long-term liabilities	2,856	2,898

Total liabilities	743,975	770,662

Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 77,487,933 shares issued and outstanding at June 30, 2015 (December 31, 2014—77,893,144)	775	779
Additional paid-in capital	51,914	59,740
Accumulated earnings	89,347	65,576
Accumulated other comprehensive loss, net of tax	(5,720)	(6,522)

Total stockholders’ equity	136,316	119,573

Total liabilities and stockholders’ equity	880,291	890,235

EVERTEC, Inc.

Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Six months ended June 30,
	2015	2014
Cash flows from operating activities
Net income	$39,330	$35,979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,834	33,004
Amortization of debt issue costs and premium and accretion of discount	1,621	1,538
Provision for doubtful accounts and sundry losses	684	1,058
Deferred tax expense (benefit)	11	(430)
Share-based compensation	2,191	665
Unrealized (gain) loss of indemnification assets	(12)	173
Loss on disposition of property and equipment and other intangibles	1	64
Earnings of equity method investment	(199)	(664)
Dividend received from equity method investment	—	326
Decrease (increase) in assets:
Accounts receivable, net	4,342	(2,045)
Prepaid expenses and other assets	(2,460)	(4,267)
Other long-term assets	(50)	1,811
(Decrease) increase in liabilities:
Accounts payable and accrued liabilities	(1,602)	(4,120)
Income tax payable	(1,875)	1,542
Unearned income	1,909	2,903

Total adjustments	37,395	31,558

Net cash provided by operating activities	76,725	67,537

Cash flows from investing activities
Net (increase) decrease in restricted cash	(543)	238
Intangible assets acquired	(6,757)	(5,841)
Property and equipment acquired	(8,649)	(3,895)
Proceeds from sales of property and equipment	11	3

Net cash used in investing activities	(15,938)	(9,495)

Cash flows from financing activities
Statutory minimum withholding taxes paid on cashless exercises of stock options and restricted stock	(31)	(770)
Net decrease in short-term borrowing	(19,000)	(27,000)
Repayment of short-term borrowing for purchase of equipment and software	—	(1,200)
Dividends paid	(15,542)	(15,680)
Tax windfall benefits on exercises of stock options	—	1,482
Issuance of common stock, net	—	54
Repurchase of common stock	(9,991)	—
Repayment of other financing agreement	—	(82)
Repayment of long-term debt	(9,500)	(9,500)

Net cash used in financing activities	(54,064)	(52,696)

Net increase in cash	6,723	5,346
Cash at beginning of the period	32,114	22,485

Cash at end of the period	$38,837	$27,831

EVERTEC, Inc.

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarters ended June 30,		Six months ended June 30,
(Dollar amounts in thousands, except per share data)	2015	2014	2015	2014
Net income	$20,267	$17,773	$39,330	$35,979
Income tax expense	2,120	1,962	4,366	4,123
Interest expense, net	6,083	6,422	12,180	13,256
Depreciation and amortization	16,006	16,390	32,834	33,004

EBITDA	44,476	42,547	88,710	86,362
Software maintenance reimbursement and other costs(1)	455	563	929	1,109
Equity income (2)	(9)	(15)	(199)	(338)
Compensation and benefits (3)	1,831	437	2,664	925
Transaction and other non-recurring fees (4)	411	1,999	732	2,516
Purchase accounting (5)	(9)	(8)	(12)	173

Adjusted EBITDA	47,155	45,523	92,824	90,747
Operating depreciation and amortization (6)	(6,638)	(7,281)	(14,099)	(14,764)
Cash interest expense, net (7)	(5,309)	(5,655)	(10,642)	(11,410)
Cash income taxes (8)	(981)	(402)	(3,601)	(402)

Adjusted Net Income	$34,227	$32,185	$64,482	$64,171

Adjusted net income per common share:
Basic	$0.44	$0.41	$0.83	$0.82
Diluted	$0.44	$0.41	$0.83	$0.81
Shares used in computing Adjusted Net Income per common share:
Basic	77,457,322	78,410,554	77,631,339	78,393,042
Diluted	77,697,861	79,199,964	77,780,202	79,204,642

1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Predominantly represents non-cash equity based compensation expense.
4)	Represents fees and expenses associated with non-recurring corporate transactions.
5)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
6)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
7)	Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
8)	Represents cash taxes paid for each period presented.

EVERTEC, Inc.

Schedule 5: Unaudited Income from Operations by Segment

	Quarters ended June 30,		Six months ended June 30,
(Dollar amounts in thousands)	2015	2014	2015	2014
Segment income from operations
Merchant acquiring, net	$9,626	$8,777	$19,017	$17,181
Payment processing	14,511	15,314	28,220	30,031
Business solutions	13,467	12,113	27,241	23,537

Total segment income from operations	37,604	36,204	74,478	70,749
Merger related depreciation and amortization and other unallocated expenses (1)	(9,982)	(10,775)	(19,850)	(20,431)

Income from operations	$27,622	$25,429	$54,628	$50,318

1)	Predominantly represents non-operating depreciation and amortization expenses generated as a result of the Merger and certain non-recurring fees and expenses.